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                                                                  EXHIBIT 99.(J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 1, 2002, relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Reports to Shareholders of Equity 500 Index Fund - Investment Class, (constituting part of the BT Pyramid Funds) and Equity 500 Index Portfolio, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Baltimore, Maryland
February 24, 2003